UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On April 27, 2016, Horizon Technology Finance Corporation (the “Company”) through its wholly owned subsidiary, Horizon Credit II LLC (“Credit II”), increased the size of its revolving credit facility (the “Credit Facility”) with KeyBank National Association from $70 million to $95 million by adding a $25 million commitment from MUFG Union Bank, N.A.

As previously disclosed, the Credit Facility is collateralized by loans and warrants held by Credit II and permits an advance rate of up to 50% of eligible loans held by Credit II. The Credit Facility continues to have an accordion feature which allows for an increase in the total loan commitment to $150 million, including through the addition of new lenders. There can be no assurance that additional lenders will make any commitments under the Credit Facility.

The description of the documentation related to the Credit Facility contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the underlying agreements.

On April 27, 2016, the Company issued a press release announcing its renewal and expansion of the Credit Facility, a copy of which is attached hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release of the Company dated April 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2016	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer